Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 5 TO LOAN AND SERVICING AGREEMENT, dated as of October 23, 2025 (this “Amendment”), among PCIF Vigilant Funding LLC, a Delaware limited liability company, as borrower (the “Borrower”), AGL Private Credit Income Fund, as servicer (the “Servicer”) and as equityholder (the “Equityholder”), Société Générale, as agent (in such capacity, the “Agent”), U.S. Bank Trust Company, National Association, as collateral agent (the “Collateral Agent”) and each Lender party hereto (each, a “Lender” and collectively, the “Lenders”).

WHEREAS, the Borrower, the Servicer, the Equityholder, U.S. Bank Trust Company, National Association, as the Collateral Agent and the collateral administrator, U.S. Bank National Association, as the document custodian, each of the lenders and each of the lender agents from time to time party thereto, Société Générale, as the swingline lender and the Agent are party to the Loan and Servicing Agreement, dated as of October 18, 2024 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrower, the Servicer, the Equityholder, the Agent, the Collateral Agent and the Lenders have agreed to amend the Loan Agreement in accordance with the terms and conditions set forth herein; and

WHEREAS, the Agent hereby authorizes and directs the Collateral Agent to execute and deliver this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments

SECTION 2.1. Amendments to the Loan Agreement. As of the date of this Amendment, the Loan Agreement is hereby amended as follows:

(a) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto; and

(b) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Schedules and Exhibits attached as Appendix B hereto.

ARTICLE III

Conditions to Effectiveness

SECTION 3.1. This Amendment shall become effective as of the date on which the following conditions have been satisfied:

(a) The Agent shall have received counterparts of this Amendment, duly executed and delivered, from all of the parties hereto.

(b) The Agent and the Lenders shall have received a legal opinion of counsel for the Borrower and Servicer, in form and substance reasonably satisfactory to the Agent covering such matters as the Agent may reasonably request.

(c) The Agent’s receipt of good standing certificates for the Borrower and Servicer issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the board of managers or directors (or similar items) of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer.

ARTICLE IV

Representations and Warranties

SECTION 4.1. The Borrower hereby represents and warrants to the Agent that, as of the date first written above, (i) no Event of Default or Unmatured Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Agreement shall form a part of the Loan Agreement for all purposes and is therefore a Transaction Document.

SECTION 5.4. Entire Agreement. The only amendments being made to the Loan Agreement are those that are set forth in this Agreement; no other amendments are being made. This Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties hereto with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto and the other parties hereto.

SECTION 5.5. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.6. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.7. Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

PCIF VIGILANT FUNDING LLC, as Borrower

By: AGL Private Credit Income Fund, as its sole member

By:	/s/ Taylor Boswell
Name: Taylor Boswell
Title: Chief Executive Officer

[Signature Page to Amendment No. 4 to Loan and Servicing Agreement]

AGL PRIVATE CREDIT INCOME FUND, as Servicer

By:	/s/ Taylor Boswell
Name: Taylor Boswell
Title: Chief Executive Officer

[Signature Page to Amendment No. 4 to Loan and Servicing Agreement]

AGL PRIVATE CREDIT INCOME FUND, as Equityholder

By:	/s/ Taylor Boswell
Name: Taylor Boswell
Title: Chief Executive Officer

[Signature Page to Amendment No. 4 to Loan and Servicing Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Jon C. Warn
Name: Jon C. Warn
Title: Senior Vice President

[Signature Page to Amendment No. 4 to Loan and Servicing Agreement]

SOCIÉTÉ GÉNÉRALE, as Agent

By:	/s/ Mark Lacerenza
Name: Mark Lacerenza
Title: Managing Director

[Signature Page to Amendment No. 4 to Loan and Servicing Agreement]

SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ Mark Lacerenza
Name: Mark Lacerenza
Title: Managing Director

[Signature Page to Amendment No. 4 to Loan and Servicing Agreement]

FIRST ABU DHABI BANK PJSC, as a Lender

By:	/s/ Lisa Jade Milner
Name: Lisa Jade Milner
Title: Authorized Person

By:	/s/ Lisa Jade Milner
Name: Atif Hayat
Title: Authorized Person

[Signature Page to Amendment No. 4 to Loan and Servicing Agreement]

Appendix A

EXECUTION VERSION

Conformed Through Amendment ~~4~~5, dated ~~May 1~~October 23, 2025

LOAN AND SERVICING AGREEMENT

dated as of October 18, 2024

among

PCIF VIGILANT FUNDING LLC,

as Borrower

AGL PRIVATE CREDIT INCOME FUND,

as Equityholder

AGL PRIVATE CREDIT INCOME FUND,

as Servicer

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

SOCIÉTÉ GÉNÉRALE,

as Swingline Lender,

SOCIÉTÉ GÉNÉRALE,

as Agent

THE OTHER LENDER AGENTS PARTIES HERETO,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Collateral Agent and Collateral Administrator

and

U.S. BANK NATIONAL ASSOCIATION,

as Document Custodian

	TABLE OF CONTENTS
		Page

	~~TABLE OF CONTENTS~~
		~~Page~~

ARTICLE I DEFINITIONS		1

Section 1.1	Defined Terms.	1

Section 1.2	Other Definitional Provisions.	~~70~~71

ARTICLE II THE FACILITY, LENDING PROCEDURES AND NOTES		~~72~~73

Section 2.1	Loans.	~~72~~73

Section 2.2	Funding of Loans.	~~73~~74

Section 2.3	Notes.	76

Section 2.4	Repayment, Prepayments and Conversion.	76

Section 2.5	Permanent Reduction of Facility Amount.	~~77~~78

Section 2.6	Change in Advance Rate.	~~78~~79

Section 2.7	Increase in Facility Amount.	79

Section 2.8	Facility Termination Date.	~~79~~82

Section 2.9	Defaulting Lender.	82

Section 2.10	Borrowing Base Deficiency.	81

Section 2.11	Refunding of Swingline Loans.	~~81~~82

ARTICLE III INTEREST, ETC.		~~82~~83

Section 3.1	Interest and Daily Commitment Fee.	~~82~~83

Section 3.2	Interest Distribution Dates.	~~82~~83

Section 3.3	Interest Calculation.	83

Section 3.4	Computation of Interest, Fees, Etc.	83

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Section 3.5	Temporary Disruption of Term SOFR.	~~83~~84

Section 3.6	Illegality.	~~83~~84

Section 3.7	Breakage.	84

ARTICLE IV PAYMENTS; TAXES		~~84~~85

Section 4.1	Making of Payments.	~~84~~85

Section 4.2	Due Date Extension.	~~84~~85

Section 4.3	Taxes.	~~84~~85

ARTICLE V INCREASED COSTS, ETC.		89

Section 5.1	Increased Costs, Capital Adequacy.	89

ARTICLE VI CONDITIONS TO LOANS		91

Section 6.1	Effectiveness.	91

Section 6.2	Loans and Reinvestments.	93

Section 6.3	Transfer of Collateral Obligations and Permitted Investments.	~~94~~95

ARTICLE VII ADMINISTRATION AND MANAGEMENT OF COLLATERAL OBLIGATIONS		96

Section 7.1	Retention and Termination of the Servicer.	96

Section 7.2	Resignation and Removal of the Servicer; Appointment of Successor Servicer.	96

Section 7.3	Duties of the Servicer.	~~97~~98

Section 7.4	Representations and Warranties of the Servicer.	98

Section 7.5	Covenants Relating to the Servicer.	~~100~~101

Section 7.6	Collateral Reporting.	~~104~~105

Section 7.7	Procedural Review of Collateral Obligations; Access to Servicer and Servicer’s Records.	~~104~~105

Section 7.8	Optional Sales.	~~105~~106

Section 7.9	Repurchase or Substitution of Warranty Collateral Obligations.	107

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ARTICLE VIII ACCOUNTS; PAYMENTS		108

Section 8.1	Accounts.	108

Section 8.2	Excluded Amounts.	110

Section 8.3	Distributions, Reinvestment and Dividends.	~~110~~111

Section 8.4	Fees.	~~114~~115

Section 8.5	Monthly Report.	~~114~~115

ARTICLE IX REPRESENTATIONS AND WARRANTIES OF THE BORROWER		115

Section 9.1	Organization and Good Standing.	115

Section 9.2	Due Qualification.	~~115~~116

Section 9.3	Power and Authority.	~~115~~116

Section 9.4	Binding Obligations.	116

Section 9.5	Security Interest.	116

Section 9.6	No Violation.	117

Section 9.7	No Proceedings.	117

Section 9.8	No Consents.	~~117~~118

Section 9.9	Solvency.	~~117~~118

Section 9.10	Compliance with Laws.	118

Section 9.11	Taxes.	118

Section 9.12	Monthly Report.	118

Section 9.13	No Liens, Etc.	118

Section 9.14	Information True and Correct.	~~118~~119

Section 9.15	No Sovereignty.	119

Section 9.16	Collateral.	119

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Section 9.17	Selection Procedures.	119

Section 9.18	Indebtedness.	119

Section 9.19	No Injunctions.	~~119~~120

Section 9.20	No Subsidiaries.	~~119~~120

Section 9.21	ERISA Compliance.	~~119~~120

Section 9.22	Investment Company Status.	~~119~~120

Section 9.23	Set-Off, Etc.	120

Section 9.24	Collections.	120

Section 9.25	Value Given.	120

Section 9.26	Regulatory Compliance.	120

Section 9.27	Separate Existence.	120

Section 9.28	Transaction Documents.	~~120~~121

Section 9.29	Compliance with Anti-Corruption Laws and Anti-Money Laundering Laws.	121

Section 9.30	Compliance with Sanctions.	121

Section 9.31	Beneficial Ownership Certification.	121

Section 9.32	Similar Law.	121

ARTICLE X COVENANTS		~~121~~122

Section 10.1	Protection of Security Interest of the Secured Parties.	~~121~~122

Section 10.2	Other Liens or Interests.	~~122~~123

Section 10.3	Costs and Expenses.	~~122~~123

Section 10.4	Reserved.	123

Section 10.5	Separate Existence.	123

Section 10.6	Reserved.	124

Section 10.7	Know Your Customer.	124

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Section 13.8	Waiver of Stay or Extension Laws.	152

Section 13.9	Limitation on Duty of Collateral Agent in Respect of Collateral.	~~152~~153

Section 13.10	Power of Attorney.	153

ARTICLE XIV THE AGENT		154

Section 14.1	Appointment.	154

Section 14.2	Delegation of Duties.	154

Section 14.3	Exculpatory Provisions.	~~154~~155

Section 14.4	Reliance by Note Agents.	155

Section 14.5	Notices.	155

Section 14.6	Non-Reliance on Note Agents.	~~155~~156

Section 14.7	Indemnification.	156

Section 14.8	Successor Note Agent.	~~156~~157

Section 14.9	Note Agents in their Individual Capacity.	~~157~~158

Section 14.10	Borrower Procedural Review.	~~157~~158

Section 14.11	Certain ERISA Matters.	158

Section 14.12	Rights as a Lender.	159

ARTICLE XV ASSIGNMENTS		159

Section 15.1	Restrictions on Assignments.	159

Section 15.2	Documentation.	159

Section 15.3	Rights of Assignee.	159

Section 15.4	Assignment by Lenders.	~~159~~160

Section 15.5	Participations; Pledge.	161

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ARTICLE XVI INDEMNIFICATION		162

Section 16.1	Borrower Indemnity.	162

Section 16.2	Servicer Indemnity.	163

Section 16.3	Waiver of Consequential Damages, Etc.	~~163~~164

Section 16.4	Contribution.	164

ARTICLE XVII MISCELLANEOUS		164

Section 17.1	No Waiver; Remedies.	164

Section 17.2	Amendments; Waivers; Permanent Discontinuance of SOFR and other Benchmarks; Benchmark Exculpation.	~~164~~165

Section 17.3	Reserved.	~~168~~169

Section 17.4	Notices, Etc.	~~168~~169

Section 17.5	Costs and Expenses.	169

Section 17.6	Binding Effect; Survival.	170

Section 17.7	Captions and Cross References.	170

Section 17.8	Severability.	170

Section 17.9	GOVERNING LAW.	~~170~~171

Section 17.10	Counterparts.	~~170~~171

Section 17.11	WAIVER OF JURY TRIAL.	~~170~~171

Section 17.12	No Proceedings.	171

Section 17.13	Limited Recourse.	~~171~~172

Section 17.14	ENTIRE AGREEMENT.	173

Section 17.15	Confidentiality.	173

Section 17.16	Non-Confidentiality of Tax Treatment.	174

Section 17.17	Replacement of Lenders.	~~174~~175

Section 17.18	Consent to Jurisdiction.	175

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Section 17.19	Acknowledgement and Consent to Bail-In of Affected Financial Institutions.	~~175~~176

Section 17.20	No Advisory or Fiduciary Responsibility.	176

Section 17.21	USA Patriot Act.	~~176~~177

Section 17.22	Right of Setoff.	177

Section 17.23	Acknowledgement Regarding any Supported QFCs.	~~177~~178

Section 17.24	Reserved.	178

Section 17.25	Electronic Communications and Signatures.	178

Section 17.26	Interest on GBP Loans.	~~178~~179

Section 17.27	Option to Acquire Rating.	~~178~~179

ARTICLE XVIII DOCUMENT CUSTODY		179

Section 18.1	Designation of Document Custodian.	179

Section 18.2	Duties of the Document Custodian.	179

Section 18.3	Reserved.	~~181~~182

Section 18.4	No Collateral Obligation File Certification.	~~181~~182

Section 18.5	Release of Collateral Obligation Files.	182

Section 18.6	Examination of Collateral Obligation Files.	~~183~~184

Section 18.7	Reserved.	184

Section 18.8	Transmission of Collateral Obligation Files.	184

Section 18.9	Merger or Consolidation.	184

Section 18.10	Document Custodian Compensation.	~~184~~185

Section 18.11	Removal or Resignation of Document Custodian.	~~184~~185

Section 18.12	Limitations on Liability.	~~185~~186

Section 18.13	Document Custodian as Agent of Collateral Agent.	187

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LOAN AND SERVICING AGREEMENT

THIS LOAN AND SERVICING AGREEMENT is made and entered into as of October 18, 2024, among PCIF VIGILANT FUNDING LLC, a Delaware limited liability company, as Borrower (the “Borrower”), AGL PRIVATE CREDIT INCOME FUND, as Equityholder (in such capacity, together with its permitted successors and assigns, the “Equityholder”), AGL PRIVATE CREDIT INCOME FUND, as Servicer (as hereinafter defined), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, the LENDER AGENTS for the Lender Groups (as hereinafter defined) from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, a “Lender Agent”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator (as hereinafter defined) and as Collateral Agent (as hereinafter defined), U.S. BANK NATIONAL ASSOCIATION, as Document Custodian (as hereinafter defined), and SOCIÉTÉ GÉNÉRALE, as Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Agent”) and SOCIÉTÉ GÉNÉRALE, as Swingline Lender (in such capacity, together with its successors and permitted assigns in such capacity, the “Swingline Lender”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. As used in this Agreement, the following terms have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended.

“ABR” means, when used in reference to any Loan, that such Loan bears interest at a rate determined by reference to the Alternate Base Rate.

“ABR Loan” means a Loan that bears interest at a rate based on the Alternate Base Rate.

“Account” means the Unfunded Exposure Account, the Custodial Account, the Principal Collection Account and the Interest Collection Account, together with any sub-accounts deemed appropriate or necessary by the Securities Intermediary, for convenience in administering such accounts.

“Account Collateral” has the meaning set forth in Section 12.1(d).

“Account Control Agreement” means the Account Control Agreement, dated as of the Effective Date, by and between the Borrower, as pledgor, the Collateral Agent on behalf of the Secured Parties, as secured party, and U.S. Bank National Association, as Securities Intermediary, as amended, supplemented or otherwise modified from time to time.

“Accreted Interest” means Interest accrued on a Collateral Obligation that is added to the principal amount of such Collateral Obligation instead of being paid as it accrues. For purposes of this definition, “Interest” means any comparable definition in the Underlying Instruments for each such Collateral Obligation or, if “Interest” or such comparable definition is not defined in such Underlying Instruments, all interest in respect of indebtedness accrued or capitalized during such period (whether or not actually paid during such period).

“Accrual Period” means, with respect to any Distribution Date, the period from and including the previous Distribution Date (or, in the case of the first Distribution Date, from and including the Effective Date) through and including the day preceding such Distribution Date; provided that, notwithstanding the foregoing, with respect to any Term SOFR Loan, the Accrual Period shall be (i) initially, the period commencing on the date of such Loan and ending one day prior to the ~~numerically corresponding day in the calendar month that is three months thereafter~~next succeeding Distribution Date (subject to the availability for the Benchmark applicable to the relevant Loan or Commitment) and (ii) thereafter, the period commencing at the end of the previous Accrual Period and ending on the date that is one day prior to the ~~numerically corresponding day in the calendar month that is three months thereafter~~next succeeding Distribution Date (subject to the availability for the Benchmark applicable to the relevant Loan or Commitment); provided further that, (x) if any Accrual Period would end on a day other than a Business Day, such Accrual Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Accrual Period shall end on the next preceding Business Day; (y) any Accrual Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Accrual Period) shall end on the last Business Day of the last calendar month of such Accrual Period; and (z) no tenor that has been removed from this definition pursuant to Section 17.2(e) shall be available for specification in a Loan Request.

For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

“Adjusted Aggregate Eligible Collateral Obligation Balance” means, as of any date, the Aggregate Eligible Collateral Obligation Amount minus the Excess Concentration Amount on such date.

“Applicable Conversion Rate” means (x) for an actual currency exchange, the applicable currency-Dollar spot rate obtained by the Servicer through customary banking channels, which may include the Collateral Agent or any Affiliate’s own banking facilities (or, if the Collateral Agent or such Affiliate has notified the Agent and the Borrower that it will no longer provide such services or if U.S. Bank Trust Company, National Association or one of its Affiliates is no longer the Collateral Agent, through such other source reasonably agreed to by the Agent in writing) at the time of executing such exchange, obtained upon the written direction of the Servicer for an actual currency exchange or (y) for all other purposes, the applicable currency-Dollar spot rate that appeared on the Bloomberg screen for such currency (i) if such date is a Determination Date, at the end of such day or (ii) otherwise, at the end of the immediately preceding Business Day.

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means, (i) during the Revolving Period ~~2.05~~, 1.90%, (ii) during the period from and including ~~October 18, 2027~~the last day of the Revolving Period to but excluding ~~October 18, 2029, 2.50~~the two-year anniversary of the last day of the Revolving Period, 2.25% and (iii) thereafter, 3.00%; provided that, notwithstanding anything to the contrary herein, the “Applicable Margin” shall increase by 2.00% after the occurrence and during the continuation of an Event of Default.

“Applicable Time Zone” means (i) with respect to Dollar Loans and CAD Loans, New York City time and (ii) with respect to Euro Loans and GBP Loans, London time.

“Appropriate Accounting Principles” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Approval Date” means, with respect to any Collateral Obligation, the date on which the Agent executes an Approval Notice with respect to such Collateral Obligation.

“Approval Notice” means, with respect to any Collateral Obligation, a copy of a notice executed by the Agent in the form of Exhibit E, evidencing, among other things, the approval of the Agent, in its sole discretion, of such Collateral Obligation; provided that, each Approval Notice shall only apply to the Collateral Obligation (or portion thereof) specified therein and a new Approval Notice shall be required for any incremental pledge of an additional portion of a previously-approved Collateral Obligation; provided further that, each Approval Notice shall expire in sixty (60) calendar days with respect to the Collateral Obligation (or portion thereof)

profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligations (other than pursuant to Section 17.17) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.3(f) and (d) any Taxes imposed under FATCA.

“Executive Officer” means, with respect to the Borrower, the Servicer or the Equityholder, the Chief Executive Officer, the Chief Operating Officer, the Executive Vice President or sole manager or the board of managers or directors of such Person or any other Person included on the incumbency of the Borrower, the Servicer or the Equityholder, as applicable, delivered hereunder and, with respect to any other Person, the President, Chief Financial Officer, Executive Vice President or any Vice President.

“Exposure Amount” means, as of any date of determination and with respect to any Variable Funding Asset, the excess of (a) the Borrower’s maximum funding commitment thereunder over (b) the Principal Balance of such Variable Funding Asset. For the avoidance of doubt, the Exposure Amount in respect of a Defaulted Collateral Obligation shall be included in the calculation of the Exposure Amount if the Borrower is at such time subject to contractual funding obligations with respect to such Defaulted Collateral Obligation and such obligation has not ceased to be enforceable under the Bankruptcy Code.

“Exposure Amount Shortfall” has the meaning set forth in Section 2.2(e).

“Facility” means the loan facility to be provided to the Borrower pursuant to, and in accordance with, this Agreement.

“Facility Amount” means $~~400,000,000~~500,000,000 , as such amount may be reduced pursuant to Section 2.5 or increased pursuant to Section 2.7.

“Facility Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) the Interest Coverage Amount divided by (b) all amounts due and payable pursuant to Section 8.3(a)(i)(A) through (D) on the immediately succeeding Distribution Date.

“Facility Interest Coverage Ratio Test” means a test satisfied, on any Determination Date immediately preceding a Distribution Date, if the Facility Interest Coverage Ratio is greater than or equal to 120.0% on such date; provided that, the Facility Interest Coverage Ratio Test shall be deemed satisfied during the Ramp-Up Period.

“Facility Termination Date” means the earlier of (i) ~~October 18, 2032~~the eight-year anniversary of the Fifth Amendment Effective Date and (ii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to, any intergovernmental agreement, treaty or convention among Official Bodies and implementing such Sections of the Code.

“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter” has the meaning set forth in Section 8.4.

“Fees” has the meaning set forth in Section 8.4.

“Fifth Amendment Effective Date” means October 23, 2025.

“FILO A Loan” means a FILO Loan that, as of any date of determination, has an Effective LTV of less than or equal to 60% and Total Net Leverage Ratio less than or equal to 5.5x.

“FILO B Loan” means a FILO Loan that is not a FILO A Loan and, as of any date of determination, has an Effective LTV less than or equal to 75% and Total Net Leverage Ratio less than or equal to 6.5x.

“FILO C Loan” means any FILO Loan that is not a FILO A Loan or a FILO B Loan and, as of any date of determination, has Total Net Leverage Ratio less than or equal to 7.0x; provided that any FILO Loan that would have constituted a FILO A Loan or a FILO B Loan but for the fact that it fails to meet the provisions thereto with respect to Effective LTV shall constitute a FILO C Loan.

“FILO Loan” means a commercial loan (or participation interest therein) that (x) would have constituted a First Lien Loan but for the fact that, at any time prior to and/or after an event of default under the related Underlying Instruments of such loan, will be paid after one or more tranches of First Out Loans issued by the same Obligor have been paid in full in accordance with a specified waterfall or other priority of payments and (y) the total size of First Out Loans repayable ahead of the FILO Loan shall be less than or equal to 25% of the sum of the sizes of such First Out Loans and such FILO Loan; provided that, only a true first in/last out with a adversely affects the value of such Collateral Obligation; provided that, the foregoing shall not apply to any release in conjunction with a substantially contemporaneous disposition by the related Obligor accompanied by a mandatory reinvestment of net proceeds or mandatory repayment of the related loan facility with the net proceeds;

(vii) (A) modifies the definition of the terms “Debt-to-Recurring Revenue Ratio”, “EBITDA”, “Interest Coverage Ratio”, “Recurring Revenue Multiple”, “Permitted Lien”, “Senior Net Leverage Ratio” or “Total Net Leverage Ratio” or (B) changes the currency in which such Collateral Obligation is denominated, in each case, in a manner that the Agent determines is material and adverse to the interests of the Lender;

provided that, for the avoidance of doubt, “Material Modification” shall not include any change to the base rate in respect of a Collateral Obligation from LIBOR, SOFR, EURIBOR, CORRA or SONIA to an alternative rate, including any applicable spread or payment frequency adjustments thereto that in the Servicer’s commercially reasonable judgment is consistent with the successor for LIBOR, SOFR, EURIBOR, CORRA or SONIA; provided further that, pursuant to Section 7.5(i)(ix), the Borrower shall promptly notify the Agent of the occurrence of any Material Modification with respect to a particular Eligible Collateral Obligation of which a Responsible Officer of the Borrower or Servicer has actual knowledge.

“Measurement Date” means each of the following, as applicable: (i) the Effective Date; (ii) each Determination Date; (iii) each Funding Date; (iv) the date of any repayment or prepayment pursuant to Section 2.4; (v) the date that the Servicer has actual knowledge of the occurrence of any Evaluation Event with respect to any Collateral Obligation; (vi) the date of any optional repurchase or substitution pursuant to Section 7.9; and (vii) the date of any Optional Sale.

“Middle Market Loan” means any Collateral Obligation that is not a Broadly Syndicated Loan.

“Monthly Report” means a report prepared by the Collateral Administrator, on behalf of the Borrower, substantially in the form of Exhibit D.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s Rating” means, with respect to any Collateral Obligation, either (i) the public rating issued by Moody’s (based on tranche rating and not corporate family rating) or (ii) any written credit estimate issued by Moody’s received by the Borrower or the Servicer.

“Multicurrency Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a “Multicurrency Lender”.

“Multicurrency Loan” means each Loan made in an Eligible Currency.

“Non-Approval Event” means, an event that (x) will be deemed to have occurred if the ratio (measured on a rolling basis of any fifteen Asset Approval Requests) of (i) the number or Dollar amount of Asset Approval Requests for loans that satisfy the requirements of an Eligible Collateral Obligation (other than clause (a) of the definition thereof) with respect to which the

(b) the denominator of which is the sum of:

(i) the aggregate principal amount of the Term Loans outstanding on such date; and

(ii) the aggregate principal amount of the Revolving Loans outstanding on such date.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Pro Rata Share” means, with respect to a Dollar Lender, subject to Section 2.9(a)(ii), the percentage obtained by dividing the Revolving Commitment of such Dollar Lender (as determined pursuant to the definition of Commitment) by the aggregate Revolving Commitments of all the Dollar Lenders (as determined pursuant to the definition of Commitment).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Price” means (a) with respect to any Middle Market Loan acquired by the Borrower in connection with its primary origination for a purchase price (as a percentage of par) equal to or greater than 97%, 100%; and (b) with respect to any other Collateral Obligation, the actual price paid by the Borrower for such Collateral Obligation expressed as a percentage of par.

“Purchasing Party” has the meaning set forth in Section 13.3(d).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 17.23.

“Ramp-Up Period” means (i) the period from and including the Effective Date to the nine-month anniversary of the Effective Date and (ii) solely with respect to the definition of “Excess Concentration Measure”, the period from and including the Fifth Amendment Effective Date to the nine-month anniversary of the Fifth Amendment Effective Date.

“Rating Agencies” means S&P, Morningstar Credit Ratings, LLC, Moody’s and any other rating agency that has been requested to issue a rating with respect to the commercial paper notes issued by any Conduit Lender.

“Recipient” means (a) the Agent, (b) any Lender Agent, (c) any Lender and (d) any other recipient of a payment hereunder.

Agent and any EU Institutional Investor Lender on the Effective Date and for the benefit of any future EU Institutional Investor Lender, which shall include such letter entered into as of the Effective Date, and each letter amending, restating, replacing, supplementing, updating or otherwise modifying such letter.

“Revenue Recognition Implementation” means the implementation by an Obligor of IFRS 15/ASC 606.

“Revised BSL Advance Rate” means, as of any date of determination with respect to any Collateral Obligation that is a Broadly Syndicated Loan, the product of (i) the Advance Rate applicable to such Collateral Obligation as of the related Approval Date multiplied by (ii) the BSL Advance Rate Adjustment Factor.

“Revised MML Advance Rate” means, as of any date of determination with respect to any Collateral Obligation that is a Middle Market Loan for which an Evaluation Event has occurred and is continuing, an Advance Rate determined by the Agent in its sole discretion; provided that, at the election of the Borrower, the Revised MML Advance Rate shall be determined by the Valuation Dispute Resolution Process.

“Revolving Collateral Obligation” means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Collateral Obligation; provided that, any such asset will cease to be a Revolving Collateral Obligation once all commitments by the Borrower to make advances or fund such Revolving Collateral Obligation to the related Obligor expire or are irrevocably terminated or irrevocably reduced to zero.

“Revolving Commitment” means, for each Revolving Lender, (a) prior to the earlier to occur of (i) Facility Termination Date and (ii) the end of the Revolving Period, the commitment of such Revolving Lender to make Revolving Loans to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Revolving Lender’s name on Schedule 5 or pursuant to the assignment executed by such Revolving Lender and its assignee(s) and delivered pursuant to Article XV (as such Revolving Commitment may be reduced as set forth in Section 2.5), and (b) on and after the earlier to occur of (i) Facility Termination Date and (ii) the end of the Revolving Period, such Revolving Lender’s Pro Rata Share.

“Revolving Lender” means each Person that is listed as a “Revolving Lender” on the signature pages hereto or any Assignment Agreement, any Person that shall have become a party hereto in respect of the Revolving Loans and, in each case, their respective successors.

“Revolving Loans” has the meaning assigned to such term in Section 2.1.

“Revolving Period” means the period of time starting on the Effective Date and ending on the earliest to occur of (i) ~~October 18, 2027~~the three-year anniversary of the Fifth Amendment Effective Date (or such other date agreed in writing by the Borrower and each Lender Agent), (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 or (iii) the occurrence of an Event of Default; provided that, the Revolving Period shall be reinstated with until the Term Commitment Termination Date, including pursuant to an Assignment Agreement or on any Conversion Date, in the amount of the total Term Loans as set forth on Schedule 5, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement; provided that any reduction of a Term Loan shall result in a dollar for dollar reduction of the applicable Term Commitment.

“Term Commitment Termination Date” means the earliest of (i) the date on which the Term Commitments become due and payable pursuant to Section 13.1, (ii) the permanent reduction of the Facility Amount in whole in accordance with Section 2.5(a) or (iii) the 12-month anniversary of the Fifth Amendment Effective Date.

“Term CORRA” means, with respect to any CAD Loan and for any tenor comparable to the applicable Accrual Period, the greater of (a) 0.0% and (b) the Term CORRA Reference Rate at approximately 10:00 a.m. (Toronto time) two Canadian Business Days prior to the commencement of such Accrual Period (such day, a “Term CORRA Determination Day”), as such rate is published by the Term CORRA Administrator. If by 1:00 p.m. (Toronto time) on such Term CORRA Determination Day, the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and the Term CORRA Reference Rate does not otherwise cease to exist, then the Term CORRA for such Term CORRA Determination Day will be the Term CORRA Reference Rate as published in respect of the first preceding Canadian Business Day for which such Term CORRA Reference Rate was published by the Term CORRA Administrator, so long as such first preceding Canadian Business Day is not more than three Canadian Business Days prior to such Term CORRA Determination Day.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator of the Term CORRA Reference Rate selected by the Agent in its reasonable discretion.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term Lender” means each Person that is listed as a “Term Lender” on the signature pages hereto or any Assignment Agreement, any Person that shall have become a party hereto pursuant to this Agreement in respect of a Term Loan, any Person that shall have converted all or a portion of its Revolving Loans into Term Loans pursuant to Section 2.4(c) of this Agreement and, in each case, their respective successors, in each case other than any such Person that ceases to be a party hereto.

“Term Loan” has the meaning assigned to such term in Section 2.1(b).

“Term SOFR” means, with respect to any Term SOFR Loan or ABR Loan, the greater of (i) zero and (ii) the Term SOFR Reference Rate for a tenor of three (3) months at approximately 5:00 a.m. (Chicago time) two U.S. Government Securities Business Days prior to the commencement of such Accrual Period (such day, a “Term SOFR Determination Day”), as such rate is published by the CME Term SOFR Administrator. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, “Term SOFR” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then the Term SOFR for such Term

Event of Default or Unmatured Event of Default has occurred and is continuing and (y) requesting an increase of the Facility Amount to an amount not to exceed $~~500,000,000~~750,000,000 (the amount so requested being the “Increased Facility Amount”). The Facility Amount shall, with the prior written consent of the Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion), be so increased to the Increased Facility Amount on the later of (x) the fifth (5th) Business Day immediately following the receipt of such written notice by the Agent, each Lender Group and the Collateral Agent and (y) the date on which Lenders (which may include new Lenders) have executed such documentation as the Agent may reasonably require to evidence increased Commitments or new Commitments which, together with all other Commitments in effect at such date, equal in the aggregate the Increased Facility Amount. Without limiting the foregoing, the Borrower may, with the prior written consent of the Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion) and notice to the Collateral Agent, (i) increase the Commitment of the existing Lender Groups (pro rata) with the consent of each such Lender Group, (ii) add additional Lender Groups and/or (iii) increase the Commitment of any Lender Group with the consent of such Lender Group, in each case, which shall increase the Facility Amount by the amount of the increased or new Commitment of each such existing or additional Lender Group. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment. The Agent shall provide to the Lenders prompt written notice of any increase effectuated under this Section 2.7 and an updated copy of Schedule 5.

Section 2.8 Facility Termination Date. Each Term Loan shall be paid in full by the Borrower on the Facility Termination Date.

Section 2.9 Defaulting Lender. (iii) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) any payment of principal, interest, fees or other amounts received by the Collateral Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Agent and with written instruction to the Collateral Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agent or the Swingline Lender, as applicable, hereunder; second, as the Borrower may request (so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender)), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by (x) the Agent or the Borrower or (y) by the Swingline Lender and the Borrower in accordance with Section 2.11, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Loans under this Agreement or for the refunding of any Swingline Loan, as applicable; fourth, to the payment of any amounts owing to the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default or Unmatured

Appendix B

Conformed Through Amendment ~~4~~5, dated ~~May 1~~October 23, 2025

SCHEDULES AND EXHIBITS

TO

LOAN AND SERVICING AGREEMENT

Dated as of October 18, 2024

(PCIF VIGILANT FUNDING LLC)

EXHIBITS

EXHIBIT A-1	Form of Note
EXHIBIT A-2	Form of Swingline Note
EXHIBIT B	Audit Standards
EXHIBIT C-1	Form of Loan Request
EXHIBIT C-2	Form of Reinvestment Request
EXHIBIT C-3	Form of Asset Approval Request
EXHIBIT C-4	Form of FX Reallocation Notice
EXHIBIT D	Form of Monthly Report
EXHIBIT E	Form of Approval Notice
EXHIBIT F-1	Authorized Representatives of Servicer
EXHIBIT F-2	Request for Release and Receipt
EXHIBIT F-3	Request for Release of Request for Release and Receipt
EXHIBIT G-1	U.S. Tax Compliance Certificate (Foreign Lender - non-Partnerships)
EXHIBIT G-2	U.S. Tax Compliance Certificate (Foreign Participant - non-Partnerships)
EXHIBIT G-3	U.S. Tax Compliance Certificate (Foreign Participants - Partnerships)
EXHIBIT G-4	U.S. Tax Compliance Certificate (Foreign Lenders - Partnerships)
EXHIBIT H	Schedule of Collateral Obligations Certification
EXHIBIT I	Form of Assignment Agreement
EXHIBIT J	Form of Retention Letter
EXHIBIT K	Form of Document Checklist

SCHEDULES

SCHEDULE 1	Diversity Score Calculation
SCHEDULE 2 SCHEDULE 3 SCHEDULE 4 SCHEDULE 5	S&P Industry Classifications Collateral Obligations Reserved Commitments

EXHIBIT B

AUDIT STANDARDS

1. Collateral Asset Monitoring

On an annual basis, in accordance with Section 14.10 of the Loan and Servicing Agreement, select a random sample size of ~~15~~10 credit files (~~15~~10 separate obligors including the 5 largest loans) from the three most recent month-end loan tapes supporting the three most recent Monthly Reports. Attempt to select items not previously tested. Test that the data reported on the loan tape agrees to the following source documentation: public information (i.e. Bloomberg), information included within the credit files (i.e. contracts) and, the system of record. This data should at a minimum include:

•	Loan balance

•	Ownership %

•	Tranche size

•	Purchase price of assets if lower than par

•	Confirm each loan is current on interest and principal

•	Note any covenant breaches

•	Loan Type and Lien position

•	Maturity Date

•	Pricing (floating / fixed)

•	Reference rate floor

•	Current Cash Pay %

•	Date of Financials used for financial metrics

•	Last 12 months EBITDA

•	Debt/EBITDA

•	Haircuts (if any)

•	Material modifications to ensure no such events occurred

•	Composition of Assets

•	Revolving Collateral Obligation or Delayed Draw Collateral Obligation

•	Advance Rate and Collateral Obligation Type

•	Senior Net Leverage Ratio (or Total Net Leverage Ratio, as applicable) as of the applicable Cut-Off Date for such Collateral Obligation and for the most recent Relevant Test Period (quarterly)

•	Interest Coverage Ratio as of the applicable Cut-Off Date for such Collateral Obligation and for the most recent Relevant Test Period (quarterly)

2. Cash Procedures

a.

Request the Servicer to (i) summarize the cash collection for receipts of principal and interest and reconciliation process and (ii) identify the bank accounts currently utilized, account signatories, flows and reconciliations. Note the account number and name on key bank accounts and review a recent bank statement/GL reconciliation on each account, recording any large or unreconciled variances. Compare number of and name on bank accounts to that in the transaction documents and that account is subject to a control agreement that is part of the security package for this transaction. Document in your report if the accounts utilized are in agreement with those outlined in the legal agreements.

b.

Include in the report a summary of the process whereby the company receives payments (noting various types) ~~and discuss how quickly payments are posted to the system of record and bank account. Is there any unapplied cash as of any month-end? Are there any deposits other than collections on Collateral Obligations that flow through these accounts? If so, what are the reasons?~~.

c.	For each of the loans tested in Scope Step 1 above, obtain support for the most recent payment (i.e. check copy, wire copy, etc.) ~~and tie this payment to:~~.

~~- Deposit on the bank statements~~

~~- Underlying accounts and system of record of the Servicer~~

~~- Servicer credit file (to confirm proper payment amount)~~

~~Note how timely payments are posted in the system of record and deposited at the bank. Are the payments transferred in accordance with the requirements outlined in the transaction documents?~~

3.	Collateral Administrator Reconciliation

a.

Request the Servicer to facilitate a request to the Collateral Administrator (U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION) to prepare a report that contains the following information (for the avoidance of doubt, the Collateral Administrator’s reporting obligations in this regard shall be limited to providing the below information):

•	Amount Outstanding (converted to USD or including exchange rate information such that the amount outstanding can be converted to USD)

•	Lien Position (seniority)

•	Participation Percentage

•	Obligor Name

•	Interest Rate (if applicable)

b.

Using the data tape referenced above, compare the information contained in the data tape to the information on the Collateral Administrator report described above, documenting any exceptions and obtaining explanations from management for any exceptions.

4.	Monthly Reconciliation Report

a.

Request a summary of the Servicer’s process and procedures for preparing each Monthly Report. ~~Record information given on (i) source of information and (ii) calculation sources. Confirm that the calculations are correct and cut-off and reporting dates of the information recorded in the Monthly Reports are in accordance with the Agreement.~~

b.

Tie out of the [insert previous 3 months] Monthly Reports inputs to appropriate source documentation and the underlying Servicer’s system of record. These procedures should include arithmetical testing/accuracy, recalculation of ratios, and comparison to the legal agreement for all sections of the Monthly Reports.

~~c.~~

~~Record the reconciliations made between the Servicer’s source systems and the Monthly Reports as of [insert previous three months] and summarize any differences noted. Request the Servicer to comment on the differences and record the findings.~~

5.	Defaulted and Restructured Obligations

a.

Obtain a list of Defaulted Collateral Obligations since the Effective Date, and select the 5 largest Defaulted Collateral Obligations (or all if less than 5) that are classified as such. Inquire of the Servicer and document the status of such obligations and steps the Servicer is taking to maximize recoveries and workout the account. The list from the Servicer shall indicate whether each such obligation is a bi-lateral (between the Borrower and the obligor) or syndicated transaction, the involvement of the Borrower (sole lender, assignee, participant, agent, etc.) and what position, if any, the Borrower has taken in the relevant steering or credit committees if applicable. For each of the selected Defaulted Collateral Obligations, obtain from the Servicer the Enterprise Value, as defined in the Loan Servicing Agreement.

b.

Obtain from the Servicer a list of Collateral Obligations that experienced a Material Modification during ownership by the Borrower over the past 24 months. For the 5 largest (or all if less than 5) Collateral Obligations, obtain and document the explanation from the Servicer for the Material Modifications and note any non-compliance of periodic payments in accordance with the terms of the Material Modifications since the Material Modifications occurred.

6.	Treatment of the Borrower as Special Purpose Entity

a.

Confirm the existence of a Certificate of Formation from the Secretary of State of Delaware in the name of the Borrower as well as an executed copy of the Limited Liability Company Agreement of the Borrower.

~~b.~~	~~Inquire to the Servicer of any amendments to the executed Limited Liability Company Agreement and attach to the final report.~~

b.	Confirm the existence of required tax forms of the Borrower.

c.	Confirm the Borrower maintains a stand-alone bank account in its name.

~~d.~~	~~Obtain and read board resolutions since closing and document if the board resolutions do not support the treatment of the Borrower as a SPE.~~

~~e.~~	~~Obtain the current contact information, including name, address, phone number, and facsimile number, for each independent director of the Borrower and attach to the final report.~~

~~f.~~	~~Examine bank statements for all payments made to each independent director of the Borrower since closing, obtain invoices for payments, and document the dates for which the services were provided.~~

~~g.~~	~~Obtain and confirm the existence of a current Certificate of Good Standing for the Borrower.~~

7.	Maintenance of the Legal Names and UCC

Confirm with ~~the Secretary of State of Delaware~~external fund counsel that the legal entity name of the Borrower has not changed. Obtain and document the existence of valid UCCs as of the date of the consulting procedures that protect the Agent’s first priority perfected security interest. Document the UCC’s filing dates.

SCHEDULE 5

COMMITMENTS

Lender	Dollar or Multicurrency Lender	Commitment as of the Effective Date		Revolving or Term Commitment
Société Générale	Dollar	$	~~91,000,000~~139,500,000	Revolving
Société Générale	Dollar	$	~~130,000,000~~124,000,000	Term
Société Générale	Multicurrency	$	~~39,000,000~~46,500,000	Revolving
First Abu Dhabi Bank PJSC	Dollar	$	~~49,000,000~~85,500,000	Revolving
First Abu Dhabi Bank PJSC	Dollar	$	~~70,000,000~~76,000,000	Term
First Abu Dhabi Bank PJSC	Multicurrency	$	~~21,000,000~~28,500,000	Revolving